Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT WOR - Q4 2012 Worthington Industries Earnings Conference Call EVENT DATE/TIME: JUNE 28, 2012 / 05:30PM  GMT

CORPORATE PARTICIPANTS

 Cathy Lyttle Worthington Industries Inc - VP Corporate Communications, IR

 John McConnell Worthington Industries Inc - Chairman, CEO

 Andy Rose Worthington Industries Inc - VP, CFO

 George Stoe Worthington Industries Inc - President, COO

 Mark Russell Worthington Industries Inc - incoming President, COO

CONFERENCE CALL PARTICIPANTS

 Luke Folta Jefferies & Company - Analyst

 Arun Viswanathan Longbow Research - Analyst

 Michelle Applebaum Steel Market Intelligence - Analyst

 Chris Olin Cleveland Research Company - Analyst

 Mark Parr KeyBanc Capital Markets - Analyst

 John Tumazos John Tumazos Very Independent Research, LLC - Analyst

 Tim Hayes Davenport & Company - Analyst

 Charles Bradford Bradford Research, Inc. - Analyst

 PRESENTATION

Operator

 Good afternoon, and welcome to the Worthington Industries fourth quarter earnings results conference call. All participants will be able to listen only until the question and answer session of the call. This conference is being recorded at the request of Worthington Industries, and if anyone objects, you may disconnect at this time. I would like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries Inc - VP Corporate Communications, IR
 Thank you, Cathy. Good afternoon, everyone. Welcome to our fourth quarter earnings conference call. As a reminder, certain statements made on this call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and could cause actual results to differ from those suggested. Please refer to our fourth quarter earnings release issued this morning for more detail on those factors that could cause actual results to differ materially. For anyone interested in listening to this call again, a replay will be made available on our Company website, worthingtonindustries.com. On the call today are John McConnell, Chairman and Chief Executive Officer, George Stoe, President and Chief Operating Officer, Andy Rose, Vice President and Chief Financial Officer, Richard Welch, Controller. And I have the pleasure of welcoming Mark Russell, our incoming President and Chief Operating Officer. John McConnell will lead us off.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Well, thank you, Cathy and good afternoon to all of you on the call. Thank you for joining us. As you can likely tell from my voice, I am in the midst of working through an attack of the creeping crud this summer. While improving somewhat, I am still prone to sudden and occasional uncontrollable fits of coughing. So I am going to do my best not to disrupt the call or damage your hearing, but I did want to provide fair warning.

I am pleased to report that we had an excellent fourth quarter and fiscal year. I believe it's especially strong, when you consider we experienced significant inventory holding gains last year, and inventory holding losses this year. Also negatively affecting fiscal 2012 were a cylinder recall, which while I hope will never happen again, I believe it was executed very well, and some additional restructuring charges. Andy will speak further about those items. I am very proud of all our employees. I am pleased to see their efforts, and hard work of four years of transformation really beginning to pay off. Let's get started with a deeper look at the quarter and the year, as I turn the call over to our Chief Financial Officer, Andy Rose.

 Andy Rose - Worthington Industries Inc - VP, CFO

 Thanks, John, and good afternoon. The Company's performance in the fourth quarter of fiscal 2012 was very good, aided by volume increases in Cylinders and Steel, and solid earnings from our newly acquired Engineered Cabs business. Quarterly earnings per share, excluding restructuring, were up 9% from the prior year. Inventory holding gains added approximately $0.03 to our Steel Processing results for the fourth quarter. In the prior year fourth quarter, inventory holding gains added $0.22 a share. For the year, earnings per share excluding restructuring costs, were up 13%. Inventory holding losses reduced current year results by $0.12 per share, as steel prices declined for most of the year, while inventory holding gains added $0.19 per share to our earnings in fiscal year 2011.

Volume growth was solid in the fourth quarter. Cylinder volumes were up 46% in the quarter, driven by acquisitions, and a 3% increase in our legacy cylinder product lines. Cylinder volumes were up 22% for the year. For the quarter, Steel Processing volumes were up only 3%, but after excluding the MISA Metals acquisition last year most of which was wound down or sold during the year, volumes were up 13%. Volumes for the year were up 12%. Equity income from our joint ventures during the quarter was down 11% over the last year to $22 million, driven by modest volume declines at ClarkDietrich and WAVE, our two building product joint ventures. All of our major joint ventures operated at a profit during the quarter, and we received dividends of $22 million.

Net cash provided by operating activities for the quarter was $37 million, driven by earnings and reduced working capital. The Company disbursed $16 million for capital projects, distributed $8 million in dividends to shareholders, and repurchased 1.2 million shares of stock for $21 million at an average price of $17.60. Capital expenditures for the year were $32 million. CapEx is forecast to rise in 2013 to $68 million, due to several growth initiatives in Cylinders, the purchase of our headquarters building in Columbus, Ohio, and the addition of Engineered Cabs. Debt increased -- sorry, debt decreased by $5 million during the quarter. Our balance sheet remains strong, with total debt of $534 million, cash of $41 million, and almost $300 million in available debt capacity as of quarter-end. We also completed the renewal of our $425 million five year revolving credit facility.

Last year we told you about two significant transactions affecting our Metal Framing and Automotive Body Panel segments, where we moved them into joint ventures with partners in an effort to enhance their competitiveness and improve Worthington's overall margin and return on capital profile. Since then we have netted almost $80 million in cash proceeds from the sale of assets and liquidation of working capital from those transactions. That is $20 million above the original estimate we gave you, and there are still assets remaining for sale that should net another $7 million to $10 million in the next few quarters. Perhaps more importantly, our ongoing interest in both JVs, a 50% interest in ArtiFlex, a growing automotive stamping business with a unique business model, and a 25% interest in ClarkDietrich, the market leading metal framing manufacturer contributed $11 million of equity income in fiscal 2012. We feel strongly that these transactions represent an excellent outcome for the shareholders of Worthington Industries.

In addition to our divestitures, we have acquired 10 companies in the past three years for just over $380 million. These businesses will contribute significant earnings to the Company this year, while furthering our objective of raising our margins, free cash flow and return on capital. Several of these companies are in an exciting high growth area, the alternative fuel space, and are capable of delivering very high growth rates on the current $60 million revenue base, as natural gas is adopted as a cheaper, greener, more available source of transportation fuel around the world.

As we have mentioned previously, our goal is to improve our Company's long-term earnings potential. Our improved financial performance in fiscal 2012, despite the headwinds of a slow growth economy, a cylinder recall and declining steel prices is evidence that our plan is working. By improving the performance of our existing businesses, via the Centers of Excellence, and continuing to grow through thoughtful acquisitions and new product innovation, we are demonstrating good progress toward that goal. I will now pass the call to George Stoe who will discuss operations.

 George Stoe - Worthington Industries Inc - President, COO

 Thank you, Andy. We are pleased to report that we just concluded a strong year inside our Steel Processing business, with direct tons up 5%, total tons up 20%, and revenues up 12% over our 2011 results. These results are buoyed by the continuing strength in the automotive sector. Our transformation teams that are now fully embedded in our Centers of Excellence continue to provide significant benefits to our Steel Processing business. We are confident in our ability to improve our relative performance during every conceivable market condition because of these efforts.

In our Cylinders business, improving conditions in most product lines, and our aggressive acquisition activity have continued to drive growth. Revenues are up 30% overall this year, with North American revenues up 30%, and foreign revenues up 32%. We saw considerable strength in 20 pound Cylinders, our wide array of consumer products, and our rapidly growing alternative fuel business. We created a specific team inside our Cylinders business to concentrate on the alternative fuel market for vehicles, to ensure that we are well-positioned in this growing market.

Our facilities in California, Poland, India, and Austria are all actively involved in LPG and CNG for vehicles. We believe this platform provides a significant presence in the alternative fuels arena, in both domestic and international markets. We are often asked about what we are seeing in Europe. While our Austrian high pressure cylinder business has not returned to pre-recession levels, we did see a 19% increase in revenues year-over-year. Our businesses in Portugal and the Czech Republic that service as refrigerant, BalloonTime, air brake tanks, and solar water heating tanks are steady.

We acquired the newest member of the Worthington family, Angus, at the end of calendar 2011. They have performed well, in their first five months with us. Angus produced more than $100 million in revenues, and we believe they are well-positioned for continued growth both domestically and internationally. Our Centers of Excellence will begin our transformation process inside Angus next month in Florence, South Carolina. We see significant opportunities for operational and commercial improvements, as we move the transformation process through our four Angus facilities.

Our JVs created almost $1.7 billion in sales during fiscal 2012, and produced operating income of more than $220 million. WAVE, TWB, WSP, Samuel, and Serviacero produced great revenues and operating incomes. Serviacero saw the largest percentage increase of our JVs, as a result of the very strong market conditions in Mexico, and their relative strength in that marketplace. Our new pickle line in Mexico is scheduled to be commissioned in August, and we believe this equipment will enhance our position in the rapidly expanded Mexican market. Our two newest JVs, ClarkDietrich and ArtiFlex are both operating extremely well. ClarkDietrich in it's first full year of operation achieved $565 million in revenues, and posted $27 million in operating income. The ArtiFlex JV ended fiscal 2012 with $140 million in revenue and $13 million in operating profit, which exceeded our original expectations. They are well-positioned with their unique capabilities in tool and dye making and stamping expertise for future growth.

Our efforts towards operating our facilities safely continues. Our new Director of Environmental Health and Safety is continuing with robust and careful risk assessments at all locations, in a further attempt to identify any pre-existing conditions that may be unsafe. We have made tremendous progress over the past 10 years in reducing the number and severity of our incidents. We continue to focus on operational improvements and efficiencies, while striving to decrease the volatility of our business. This emphasis leads to the ultimate goal of increasing our shareholders value.

This is my last opportunity to participate in these calls with you. First, I want to thank all of you for your participation and interest in Worthington over the years. Secondly, I am pleased to turn the duties of President and Chief Operating Officer over to Mark Russell. Mark and I have worked together since our days in the aluminum industry. He is my friend, and someone in whom I have the greatest amount of respect and admiration. I am confident he will help to carry the Company to new and greater levels of success. I'll now turn the call back to John McConnell for his closing comments.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Thank you, Andy and George. As we have previously announced, I would like to again mention that this quarter's call is George Stoe's last as our President and Chief Operating Officer of Worthington Industries. On August 1, Mark Russell will assume the title and responsibilities of that job. George will remain with us in the near-term, focused on the continued integration of the recently acquired Angus Industries, and the development of international opportunities. George has played a significant role in improving our performance, and positioning Worthington Industries for growth. George, I thank you, and look forward to continuing to work with you in your new capacity. And, of course, I look forward to working with Mark in his new role. He has earned, and is ready for his additional responsibilities.

With regard to our outlook, I am confident in our ability to continue to grow. I said that -- I say that, recognizing the macroeconomic uncertainty remains in Europe, which may further impact North American economy. Economic conditions may affect the degree to which we grow, but we will continue to grow organically and through the continued integration of, and the improving performance of our recent acquisitions. And, of course, we will continue to grow through additional acquisitions. I am very pleased with our progress, and now you are seeing the results. At this point, we will do our best to answer any questions you may have remaining.

 QUESTION AND ANSWER

Operator

 Thank you. (Operator Instructions). And our first question comes from Luke Folta with Jefferies. Go ahead, please.

 Luke Folta - Jefferies & Company - Analyst

 Good afternoon.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Hello, sir.

 Luke Folta - Jefferies & Company - Analyst

 Firstly, just want to wish George farewell, on your I guess, semi-retired state going forward. It's been a pleasure working with you and I wish you well.

 George Stoe - Worthington Industries Inc - President, COO

 Thank you, Luke.

 Luke Folta - Jefferies & Company - Analyst

 Secondly, at the risk of maybe sounding a little over-promotional, congrats on the results this quarter, and also good execution through the downturn. I don't think I covered an other Company that's done as much to improve their business over the last few years as you have, so nice work there.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Thank you very much.

 Luke Folta - Jefferies & Company - Analyst

 A number of questions here. Firstly, I wanted to just touch on the Pressure Cylinders business. I think we had seen some impact over the last quarter or two from higher manufacturing and some acquisition-related costs. The margins picked up there pretty nicely, sequentially albeit on a lot more volume. Do you think those manufacturing costs have kind of normalized now, or do you think there's some room to further come down there?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I think they have normalized.

 Luke Folta - Jefferies & Company - Analyst

 Okay. Secondly, as it relates to the Cylinders business, you have just started to really get into the restructuring process there. And also talking with Mark, it seems like there could be some potential for future pricing opportunities in a number of those business lines. Can you give us some sense of how far along you are in this kind of transformation process in Cylinders, and how much we can expect there going forward?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I think we are still in the early stages of transformation in Cylinders.

 George Stoe - Worthington Industries Inc - President, COO

 We just went into the fourth facility, Luke, and have the rest of them to drive the process through.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 So it's still pretty young. And I'd say recently, attacking the commercial side a little deeper than they have before, so that's also really just beginning.

 Luke Folta - Jefferies & Company - Analyst

 Okay. Have you started to put through -- I mean, can you just talk about what pricing trends are like in that business? And have you identified any opportunities to expand margins there?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Well, pricing is always very competitive. It's across a wide array of different products and of ending points. So we really focus on a cost take-out every year. That is one of the driving things that we have. And, of course, we throw in the transformation on top of that, really for the same purpose.

 Luke Folta - Jefferies & Company - Analyst

 Okay. And then just on Angus, I mean there was a pretty nice pick-up in margins there sequentially. I guess the question being, what do you think is a better representation of what your kind of go-forward base margins are like in that business? Is it more like the kind of I think almost 10% that we saw in the fourth quarter here, or kind of the mid 6%s, sort of 7% sort of range that we saw in the third quarter?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I am going to let George largely address that, though I would say transformation is about to kick off there. So I would hope to see definitely cost improvements, and other things throughout the Angus operation. George?

 George Stoe - Worthington Industries Inc - President, COO

 Luke, we also if you recall, we had some purchase accounting in the first few months of our operation of the Angus business. We had to write their inventory up to market levels. So I think that you should expect that our margin levels would mirror what you saw in the most recent quarter.

 Luke Folta - Jefferies & Company - Analyst

 Okay. Okay. All right, just one last one. The global construction group, I remember some discussion about -- there was some potential big projects out there that you were looking at. And to the extent, that those projects weren't realized, or you didn't think that there was -- that they were likely to happen, that you could maybe exit some of those operations, have you made some kind of preliminary decision on that, or can you just give me your thoughts there?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Well, as far as the large projects go, they certainly have been delayed. They are not off the table completely, maybe is the best way to put it. Certainly, our China joint venture and that building operation has been delayed, though there's no question it will go forward at some point, and opportunities throughout the Mideast and Africa are still in existence. We are taking a very hard look at everything involved, and we will be further analyzing really throughout the rest of this fiscal year. We have some very specific targets that must be met, before we will slowly just let this business go away.

 Luke Folta - Jefferies & Company - Analyst

 All right. Thank you very much for the color. I'll turn it over.

Operator

 Thank you. We will go next to with Arun Viswanathan with Longbow Research.

 Arun Viswanathan - Longbow Research - Analyst

 Hi, thanks for taking my questions.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Yes, sir.

 Arun Viswanathan - Longbow Research - Analyst

 Yes, so I guess first off, just on the Cylinders business, I mean, your volume definitely had a nice uptick. How much growth is there? Is this kind of a new run rate, or do you think that there was something specific in this quarter that we won't see again?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Cylinders always is going to have some weather influences throughout it, both good and bad. We know, in one segment is probably about as slow as we've seen in the heating tank markets, as we had a very warm winter. In other segments it picks up, and sometimes natural events like the typhoon that just came into the East Coast is -- causes people to go out and buy alternative power sources, and propane is one of those. So volumes will always keep going back and forth. We think we are well-positioned for new markets, as one of our focuses right now. Certainly, if natural gas begins to get more headwind, more -- sorry, more tailwinds as an alternative fuel for automobiles, that growth can be exponential. Anybody want to add anything that? George? No?

 Arun Viswanathan - Longbow Research - Analyst

 Okay. And then I guess, similarly, since this is one earlier quarters that we're seeing the cabs business perform as well, is this kind of a more typical run rate of what you expect from this business on a quarterly basis? Or was there -- is there a lot more growth left on the margin side as well here?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Ask --

 Arun Viswanathan - Longbow Research - Analyst

 I'm trying to get a handle since this is a newer business for you, historically speaking.

 George Stoe - Worthington Industries Inc - President, COO

 I certainly think that we see some growth opportunities in that business. You may have read recently, that one of our large customers announced a new plant down in the southeast, and we have been awarded a portion of that business. So we think that there are nice opportunities going forward, both domestically and internationally.

 Arun Viswanathan - Longbow Research - Analyst

 Okay. And then last question I had was on the metals business. Have you seen any difference, or changes in customer behavior with, change in some prices in the last couple months? I mean, scrap has really come off. Obviously, spot pricing in steel has also come off. So just wondering what you are seeing from your customers.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I have not, but I will refer to Mr. Russell, if he has any additional light on that.

 Mark Russell - Worthington Industries Inc - incoming President, COO

 I think you see the typical waiting for prices to come down. People are not placing their orders until the last possible moment. That's typically what we see when the price bias is downward, as it clearly is at the moment.

 Arun Viswanathan - Longbow Research - Analyst

 Thanks.

Operator

 Our next question is from Michelle Applebaum with Steel Market Intelligence.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Hi. Also congrats to George. You have been terrific to work with. It's been a real pleasure, and a long tradition of great guys from Worthington. So I will miss you.

 George Stoe - Worthington Industries Inc - President, COO

 Well, thank you, Michelle. That was very kind of you to say.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Well, okay. So getting back to the tough stuff. I was going to ask you, so I am just curious the impact, Warren, I know that little RG plant that makes about 1 million tons a year, was a good supplier of yours. Could you talk a little about what the impact of that closure has been? And in particular, I'm curious if you're buying any of the more specialty grades from there, because I know only they and Acme are the ones supplying some of that stuff. So could we get into that a little bit?

 George Stoe - Worthington Industries Inc - President, COO

 Michelle, I'll try to answer that for you. I think that we had some general concerns about the whole RG situation going forward. And we set about a careful study and analysis of what we could do to mitigate any problems if there was something that were to come of that. And I think that we've handled that part of it extremely well. The kind of products that we were buying from Warren, we were able to move to other locations, and haven't missed a beat there. So we feel like we're in great shape for those kind of grades, the high carbons and things that we were getting from Warren.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. But you're getting them now from Acme, aren't you -- this is a general question, I guess. Because Mittal's labor contract is up on August 31, so if there are -- so, one, the question one, they're a single supplier of some products. There's no place else in the US to get some of that stuff. This is so ironic, isn't it guys? And then number two, in general, I'm not asking you to handicap a strike, I don't want that from you. But I want to talk about what you think -- what do you think is in the market, do you think people are worried about a strike? What happens with those grades, if there is a strike?

 George Stoe - Worthington Industries Inc - President, COO

 Well, I certainly think that Mittal has a significant share of the market here in North America, as much as 30%. And if you factor in the RG capacity it's even larger than 30%. So I think that if they were to have a stoppage, I think everybody would be somewhat affected by that. I don't think anybody would be immune from having challenges facing that. But I think that we have done everything that we think we can, to put ourselves in the position of being able to weather that as well as anyone.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. Thanks.

Operator

 We now have a question from Chris Olin with Cleveland Research.

 Chris Olin - Cleveland Research Company - Analyst

 Hello. Just want to start off as well, George, wish you well, all the best, good to see a young guy like yourself, riding out on such a high note. You know I'm a big fan.

 George Stoe - Worthington Industries Inc - President, COO

 Thank you. And I'm not so young anymore.

 Chris Olin - Cleveland Research Company - Analyst

 Could have fooled me. Can you talk a little bit about what the current backlog or book-to-bill looked like with all this uncertainty. I know the macro headlines are weak, but are there any indications in your order flow that something is turning down? Anything on auto that's changed over the past couple of weeks?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 No, not really. Particularly in auto, it's remained relatively strong yet, normal summer slowdowns that could be happening, though most of these guys I think, are going to take shorter breaks this summer, than in previous years.

 Chris Olin - Cleveland Research Company - Analyst

 Is there any market standing out as better than expected going into the next couple quarters?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I don't think there's a standout, Mark.

 Mark Russell - Worthington Industries Inc - incoming President, COO

 I think auto has been stronger than some people had expected, but I think right now it's just steady at the better than expected level.

 Chris Olin - Cleveland Research Company - Analyst

 Do you have any numbers, in terms of what the auto comp looks like today?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 What the auto what looks like?

 Chris Olin - Cleveland Research Company - Analyst

 The growth rate.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I don't. I would think it's fairly static at the moment, holding.

 Chris Olin - Cleveland Research Company - Analyst

 Holding at flat growth or holding at the same growth rate?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Holding at the same growth rate.

 Chris Olin - Cleveland Research Company - Analyst

 Okay, okay. Last question I had, just on the alternative energy market, can you give us a rough idea of how big this is right now, and where you think this could be in a couple of years in terms of the growth driver?

 George Stoe - Worthington Industries Inc - President, COO

 We had $60 million in revenue in that business last year, and that's was really only part of the year. So we believe, Chris, that that's a rapidly growing area and we're spending a lot of time and effort. And as I mentioned in my comments, we've dedicated a team inside the Cylinders business to make sure that we're addressing that as well as we can.

 Chris Olin - Cleveland Research Company - Analyst

 Would that include capital funding to hit new markets?

 George Stoe - Worthington Industries Inc - President, COO

 Yes.

 Chris Olin - Cleveland Research Company - Analyst

 That's all I have. Thanks.

Operator

 Thank you. We'll go next to Mark Parr with KeyBanc.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Thanks a lot. Afternoon, guys.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Hello.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Nice quarter. And, yes, I guess I'll -- I could say George, boy, I'm really glad you're leaving, but I can't do that. (Laughter).

 George Stoe - Worthington Industries Inc - President, COO

 Thank you, Mark, I appreciate that.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 That would have been funny, though. (Laughter).

 George Stoe - Worthington Industries Inc - President, COO

 Mark has already said that to me, I mean Mark Russell, not Mark Parr.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes, all right. I heard -- Andy, I think you had mentioned a pick-up in the capital spending budget for this year, talked about a couple of organic growth initiatives. Could you give some color on that?

 Andy Rose - Worthington Industries Inc - VP, CFO

 So, the pick-up -- last year, I think we spent $32 million. This year, our plan is $68 million. There is a couple of sort of unique items, one that I called out, which is we're going to buy the building that our headquarters is in, which we own most of our real estate, but we happen to lease this building. So we reached an agreement to do that. Beyond that, we have an uptick in Cylinders CapEx, partially related to the fact that we have acquired several companies in the past couple of years. And so we're making some investments there. Also, we have the addition of Angus, which we didn't have last year in terms of their capital budget. And when you compare that to the Metal Framing business which we sort of swap those out if you will --

 Mark Parr - KeyBanc Capital Markets - Analyst

 Right.

 Andy Rose - Worthington Industries Inc - VP, CFO

 We weren't investing much at all in the Metal Framing business, because it was in decline versus Angus which is a growth business. So when you factor all those things together, we have got a pretty significant uptick for next year. I wouldn't view that $68 million as kind of a run rate for Worthington. I would view it as more of a -- kind of a big year for us.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. So that's --

 Andy Rose - Worthington Industries Inc - VP, CFO

 (Multiple Speakers). Trending down.

 Mark Parr - KeyBanc Capital Markets - Analyst

 That's helpful. I appreciate that.

 George Stoe - Worthington Industries Inc - President, COO

 Mark, just a second. I mentioned in my comments, looking at both the domestic and international opportunities inside Angus. And I think part of that plan is, we're looking at the possibility of expanding that business internationally, and have some things that are real possibilities for us in the near future.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. Well, I'll look forward to announcements on those. I'd also like to talk a little more about the automotive, or I guess would call it vehicle conversion market to CNG and LNG. Have you -- are you doing that with steel tanks? Or is that aluminum or is that like wound fiber? Where are your products positioned in the market?

 George Stoe - Worthington Industries Inc - President, COO

 It's a combination of all of those things. The plant that we have out in California, that we bought a few years ago, SCI, that is aluminum liner that's carbon fiber wound. It's used in alternative fuels. And the newest facilities that we have, the one in Poland, and the joint venture we have in India that we own 60% of, those are steel, primarily. And those are for LPG and CNG vehicles, not LNG.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. And what, do steel tanks work for larger vehicles like trucks or?

 George Stoe - Worthington Industries Inc - President, COO

 Trucks and busses, that kind of thing primarily, Mark.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. All right. Just out of curiosity, what's the cost of a conversion for a car at this point? Are you just providing tanks, or are you providing complete systems?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 We're not sure. It's under $5,000, maybe in the $2,000 range. That's the best guidance I can given you on that.

 Andy Rose - Worthington Industries Inc - VP, CFO

 And it's, obviously, the answer is, it depends, Mark. But one of the questions earlier, just maybe to provide some scale, the market for alternative fuel tanks globally is about $0.75 billion is our estimate and growing at 10% to 15% million a year. The lion's share of that, roughly $3 million of the $4 million tanks that were sold last year are CNG, compressed natural gas.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay.

 Andy Rose - Worthington Industries Inc - VP, CFO

 And then, the LNG, which is liquefied natural gas is the smallest market, long haul trucking, and sort of the target market there is about $100 million in revenue. But obviously, forecast to grow quite rapidly, particularly with the spreads between gasoline and natural gas costs.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Right. Are you providing or selling a complete system or just the tanks?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Just the tanks.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. Terrific. Well, yes, Michelle asked the questions I wanted to ask about RG, and about Warren and Acme. So I think I feel good you have clearly been aggressively addressing that. Congratulations on gaining market share in Steel Processing, great quarter. George, it has been great working with you and look forward to Mark's preview next quarter.

 George Stoe - Worthington Industries Inc - President, COO

 Thanks, Mark.

 Mark Russell - Worthington Industries Inc - incoming President, COO

 Thank you.

Operator

 Your next question is from John Tumazos from John Tumazos Very Independent Research.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Good afternoon, and good to see all the progress.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Thank you.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Could you explain the $2 million drop in WAVE's income, whether it was operating or some sort of charge? I noticed that for the fifth straight quarter, all the other JVs in aggregate were near $8 million. And it's amazing how they're all different, and steel goes up and down in price, but they've been so consistent, and maybe you'd want to elaborate on that. And thirdly, there's a new long-term liability account, distributions in excess of investment in unconsolidated affiliates. I think that means that you have some JVs that paid dividends more than their net worth. And that it's not a liability but an equity like account. And an alternative treatment would have been to not show that $69 million, and to have reduced the investments in unconsolidated affiliate assets by the $69 million. Maybe Andy would like to elaborate on the accounting presentation, if I've understood it correctly. And I suspect there might be one person on the call as well as myself, that wasn't 100% sure on it.

 Andy Rose - Worthington Industries Inc - VP, CFO

 Sure. I'll walk through your questions, John. The first one, as it relates to WAVE and their drop in equity income for the quarter. Their business is impacted by the movement in steel prices, not surprisingly, like other businesses. And their customers, as they have pushed a price increase in our fiscal third quarter, customers bought ahead. As steel prices started to decline, as they have over the last three or four months, customers have been doing exactly what they do in the Steel Processing business, which is delaying their orders as long as they can. And so we feel that, or WAVE feels that effect, and they did in our fiscal fourth quarter. I don't view that as any long-term issue in their business.

The second question you had asked about other joint ventures. There was and we didn't call this out but I'm going to do it now, as relates to ClarkDietrich, they had some one-time adjustments in this quarter related to the integration activities. They are going through their year end audit right now. And so, we have seen some good progress as it relates to the other JVs. But in ClarkDietrich's instance, they had not significant contribution during this quarter for us. The third question you asked was about the distributions --

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 The liability account, and why it was a liability account rather than a deduction from the asset account?

 Andy Rose - Worthington Industries Inc - VP, CFO

 Yes. Well, we obviously don't want to show it as a liability, because it's not a true liability. So we don't have any liabilities, as it relates to WAVE. It's an entity where there's nonrecourse. There is financing on WAVE, but it's nonrecourse financing to us. The accounting literature requires us to show it this way. And you're spot-on, which is it's essentially distributions in excess of our investment capital and their earnings. But I think that's really just a testament to how great that business has been. We didn't invest a ton of capital up front to create WAVE with our partner, Armstrong. It's been an incredibly successful business over the years. In the last six or seven years, we have added some leverage to the business and distributed that capital.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 If I could make a little follow-on, once in the '80s I bought a tax deal that distributed a lot of dividends, and depreciated more than its -- an awful lot as well. So it has a large negative basis. You have a negative book value in WAVE because it's paid so much in dividends. And what the accounting treatment is doing, is illustrating that this wonderful asset that makes at least $5 million a month for you is carried on your books at a negative value.

 Andy Rose - Worthington Industries Inc - VP, CFO

 Essentially, yes.

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 I just want to be educated. Thank you. That's a great asset that's hard to see on the accounting basis.

 Andy Rose - Worthington Industries Inc - VP, CFO

 Yes.

Operator

 Is that all, Mr. Tumazos?

 John Tumazos - John Tumazos Very Independent Research, LLC - Analyst

 Yes, thank you. Thank you very much.

Operator

 All right, thank you. Then we ill go next to Tim Hayes with Davenport & Company.

 Tim Hayes - Davenport & Company - Analyst

 Good afternoon.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Hello.

 Tim Hayes - Davenport & Company - Analyst

 I'd like to also offer my congratulations to George and Mark. It's -- I guess, now looking back, it's been a long time since we were at Alumax.

 George Stoe - Worthington Industries Inc - President, COO

 That's true, Tim. And what comes around, goes around I guess. And I'm going around and Mark's coming in, so he's got to carry the --

 Tim Hayes - Davenport & Company - Analyst

 the questions I have are on the Steel Processing. Just to double check, there's that $2.1 million JV transaction hit. That's actually included in the $32.5 million operating income; is that correct?

 Andy Rose - Worthington Industries Inc - VP, CFO

 Yes.

 Tim Hayes - Davenport & Company - Analyst

 And just to double check, because the margins in that business certainly were impressive, even considered -- compared to a year ago. Just want to see if there's anything unsustainable there. Of course, recognizing the inventory, small inventory gain from the metal price that's already been called out. But is there anything else, because the unit manufacturing costs seem to decline quite nicely from a year ago, even though volumes were only up maybe say, modestly. And it also looked like their unit material cost wasn't quite as high as I modeled. I didn't know, maybe you were sourcing something a little cheaper, that is not sustainable. If you could give a little more color to the extent those margins are sustainable, I'd appreciate that.

 George Stoe - Worthington Industries Inc - President, COO

 I would say to you, that I think that it is an indication of the success we have had with the transformation process, and the progress we made along those lines over the last several years.

 Tim Hayes - Davenport & Company - Analyst

 Very good, then. Thank you.

Operator

 Your next question is from Mark Parr with KeyBanc.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes, thanks for taking a follow-up. JP, I was wondering if you might be willing to give us a little color, given the fact that steel prices have come down, what you might suspect to be the inventory carrying impact on the August quarter as a result of that?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Well, I probably do not want to answer that question. I don't know if maybe you want to provide any general --

 Andy Rose - Worthington Industries Inc - VP, CFO

 Without giving you specifics, Mark, a short answer is, if you look back three months to what the prices are doing, and you flow that -- that flows through our earnings based on the amount of inventory that we have. So I kind of think about it as if you look back through the prior quarter, whatever steel prices were doing, that's what's going to flow through on the next quarter. So --

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay.

 Andy Rose - Worthington Industries Inc - VP, CFO

 This fourth -- In our fourth quarter, steel prices have been declining. So in the first quarter you would expect some compression as a result.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. Thanks very much.

Operator

 Next question is from Charles Bradford with Bradford Research.

 Charles Bradford - Bradford Research, Inc. - Analyst

 Hi. Good afternoon. Now that the Supreme Court has ruled on the healthcare plan, do you have any information or data as to what it might cost you, as the additional features come into effect over the next year or so?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Don't, and then probably -- I mean, it's something we're going to have to study a little bit, let it sink in, and make some best choices we can for the Company and for our employees. Obviously, one of the options we would have is to discontinue healthcare. We're currently paying employees -- not paying employees, but insurance, because we have a fairly good plan, is approaching $11,000 a head. And that's a lot more than a $2,000 penalty. So we'll have some decisions to make along those lines. I want to understand better what that does to our employees, to be part of an exchange. So anyway, we aren't going to do anything rash here. We will just kind of let it settle in. Again, study it, make some decisions, Congress may yet act on it, in another manner. So we'll see.

 Charles Bradford - Bradford Research, Inc. - Analyst

 On a slightly different area, apparently the House and the Senate are working on an infrastructure bill. Do you have any details on what impact that might have? Because they claim to have had a meeting of the minds yesterday, whether that could help you or not?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 We were not consulted. And yes, generally infrastructure usually involves some form of steel, whether it's in guard rails or whatever. So I would expect to see some benefit if there's continue spend on the highways (inaudible).

 Charles Bradford - Bradford Research, Inc. - Analyst

 Thank you.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Yes, sir.

Operator

 Thank you. (Operator Instructions). And we have no one else in queue. Please go ahead with any closing remarks.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Again, thank you for joining us today. We're very proud of our employees for what they've accomplished, and seeing those results start to really come to the forefront. And we'll look forward to talking to you at the end of next quarter. Thank you.

Operator

 Thank you. And, ladies and gentlemen, this conference will be available for replay after 3.30 PM today, through midnight, Thursday, July 5. You may access the AT&T executive playback service at any time by dialing 1-800-475-6701, and entering the access code, 249564. International callers, dial 320-365-3844, using the same access code, 249564. That does conclude our conference for today. Thank you for your participation, and for using AT&T executive teleconference. You may now disconnect.

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